Exhibit 23(j)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement (File No. 333-22075) for The BSG Funds of our report dated March 22, 2000 and all references to our firm included in or made a part of this Amendment.



                                          /s/ McCurdy & Associates CPA's, Inc.




May 3, 2000